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                                                                    EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 2 of the Registration Statement (Form S-3 No. 333-28575) and related Prospectus of Physicians Resource Group, Inc. for the registration of $125,000,000 principal amount of 6% Convertible Subordinated Debentures due 2001 and 5,418,851 shares of common stock and to the incorporation by reference therein of our report dated March 22, 1996, except for the third paragraph of Note 7 and Note 15, as to which the date is October 24, 1996, with respect to the consolidated financial statements of American Ophthalmic, Inc. included in Physicians Resource Group, Inc.'s Current Report on Form 8-K/A dated October 7, 1996 (as amended on October 30, 1996), filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Orlando, Florida
September 3, 1997